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                                                                      Exhibit 11
                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
          FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 1995 AND 1994



                                        Three Months Ended                       Nine Months Ended
                                     ---------------------------           ------------------------------
                                      3/31/95           3/31/94             3/31/95              3/31/94
                                     ---------         ---------           ----------          ----------
NET INCOME...................        $ 704,000         $ 629,000           $2,209,000          $1,948,000
                                     =========         =========           ==========          ==========

Weighted average number of
   shares outstanding........        3,603,000         3,881,000            3,636,000           3,953,000

Number of shares purchasable
   upon exercise of options,
   reduced by the number of
   shares which could have
   been purchased with
   proceeds from the exercise
   of such options at average
   market price..............          116,000           119,000              104,000              74,000
                                     ---------         ---------           ----------          ----------

Weighted average number of
   shares outstanding,
   as adjusted...............        3,719,000         4,000,000            3,740,000           4,027,000
                                     =========         =========           ==========          ==========

PRIMARY EARNINGS PER SHARE...        $     .19         $     .16           $      .59          $      .48
                                     =========         =========           ==========          ==========


NET INCOME...................        $ 704,000         $ 629,000           $2,209,000          $1,948,000
                                     =========         =========           ==========          ==========

Weighted average number of
   shares outstanding........        3,603,000         3,881,000            3,636,000           3,953,000

Number of shares purchasable
   upon exercise of options,
   reduced by the number of
   shares which could have
   been purchased with
   proceeds from exercise of
   such options at the
   greater of period-end
   market price or average
   market price..............          116,000           120,000              104,000             119,000
                                     ---------         ---------           ----------          ----------

Weighted average number of
   shares outstanding,
   as adjusted...............        3,719,000         4,001,000            3,740,000           4,072,000
                                     =========         =========           ==========          ==========

EARNINGS PER COMMON SHARE,
   ASSUMING FULL DILUTION....        $     .19         $     .16           $      .59          $      .48
                                     =========         =========           ==========          ==========





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